ECLIPSYS CORPORATION

Nonstatutory Stock Option Agreement

1. Grant of Option.

This agreement evidences the grant by Eclipsys Corporation, a Delaware corporation (the “Company”), on May 30, 2005 (the “Grant Date”) to Brian W. Copple (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein, a total of 90,000 shares (the “Shares”) of common stock, $.01 par value per share, of the Company (“Common Stock”) at $13.60 per Share. Unless earlier terminated pursuant to this Agreement, this option shall expire at 5:00 p.m., Eastern time, on May 30, 2015 (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

This option is granted pursuant to the Company’s Amended and Restated 2000 Stock Incentive Plan, as amended (the “Plan”). Determinations made and definitions used in connection with this option by reference to the provisions of the Plan shall be governed by the Plan as it exists on this date.

2. Vesting Schedule.

This option will become exercisable (“vest”) as to 20% of the original number of Shares on May 30, 2006 and as to an additional 1.667% of the original number of Shares at the end of each successive one-month period following May 30, 2006 until the fifth anniversary of the Grant Date. For purposes of this definition, a “one-month period” shall be deemed to be the monthly period ending on the 30th day (or the last day of February) of each consecutive calendar month.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof. Notwithstanding the foregoing, (i) in the event the employment of the Participant is terminated under circumstances described in Section 6(a) of the Employment Agreement to be entered into between the Company and the Participant (the “Employment Agreement”), the vested portion of this option shall be determined as if such employment termination occurred one year later and (ii) in the event the employment of the Participant is terminated under circumstances described in Section 6(d) of the Employment Agreement, this option shall become immediately exercisable in full.

3. Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant in substantially the form attached hereto as Exhibit A, and received by the Company at its principal office, accompanied by this agreement, and payment in full. Shares of Common Stock purchased upon the exercise of the option evidenced by this Agreement shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value (“Fair Market Value”) as determined by (or in a manner approved by) the Company’s Board of Directors (the “Board”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation, including any additional vesting as a result of the termination of the Participant’s employment. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation; provided however, that the Participant’s right to exercise this option shall not terminate pursuant to this sentence if the Participant has cured any such violation within 30 days after such written notice; provided further however, that the Participant shall not have the right to exercise this option during the period between the date of cure by the Participant.

(d) Exercise Period Upon Death or Disability. If the Participant dies or is terminated as a result of a Disability (as defined in the Employment Agreement) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for Cause (as defined in the Employment Agreement), this option shall be exercisable, within the period of one year following the date of death or such termination of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or such termination, and further provided that this option shall not be exercisable after the Final Exercise Date.

4. Agreement in Connection with Public Offering.

The Participant agrees, in connection with an underwritten public offering of the Company’s securities pursuant to a registration statement under the Securities Act, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Participant (other than those shares included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company’s securities for a period of 90 days from the effective date of such registration statement, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering to support the marketing of the offering; provided that this section will only apply if all continuing officers and directors of the Company are also subject to the similar lock-up; and provided further that this section will not prevent sales pursuant to a 10b5-1 plan established by the Participant prior to notice of a lock-up required under this section being delivered to the Participant.

5. Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

6. Transferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant; except that the Participant may make a gratuitous transfer of this option to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member thereof; provided that, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Shares under the Securities Act of 1933, as amended; and provided further that such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this option .

7. Capital Changes and Business Successions.

It is the purpose of this option to encourage the Participant to work for the best interests of the Company and its stockholders. Since, for example, that might require the issuance of a stock dividend or a merger with another corporation, the purpose of this option would not be served if such a stock dividend, merger or similar occurrence would cause the Participant’s rights hereunder to be diluted or terminated and thus be contrary to the Participant’s interest. The Plan contains extensive provisions designed to preserve options at full value in a number of contingencies. Therefore, provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference, but such provisions will not supersede the provisions of Section 2 hereof, providing for vesting of this option.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

ECLIPSYS CORPORATION
Dated: May 30, 2005	By: ____________________________________
	Name:	—
	Title:	____________________________

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.

PARTICIPANT:

Brian W. Copple

Address:

EXHIBIT A

NOTICE OF STOCK OPTION EXERCISE

Date:

Eclipsys Corporation
1750 Clint Moore Road
Boca Raton, Florida 33487

Attention: Treasurer

Dear Sir or Madam:

I am the holder of a Nonstatutory Stock Option granted to me on      , 2005 for the purchase of 90,000 shares of Common Stock of the Company at a purchase price of $    per share.

I hereby exercise my option to purchase      shares of Common Stock (the “Shares”), for which I have enclosed      in the amount of      . Please register my stock certificate as follows:

Name(s):	—
—
Address:	—
—
Social Security # / Tax I.D. #:	—

Very truly yours,

(Signature)